SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2002

BSP ONELINK, INC.

(Exact name of registrant as specified in its charter)

Delaware

333-81922

43-1941213

(State or other jurisdiction

(Commission File No.)

(IRS Employer

of incorporation)

Identification No.)

One Market Plaza

Spear Tower, 36th Floor

San Francisco, CA  94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 293-8277

Item 4.  Changes In Registrant’s Certifying Accountant

A change of control of BSP Onelink, Inc. (the “Company”) occurred on September 12, 2002.  As a result, effective November 6, 2002, the board of directors has retained Deloitte & Touche as the new independent auditors for the Company.

The report of the Company’s prior independent auditors, Rogoff & Company, P.C., on the financial statements balance sheet of the Company as of December 31, 2001 and the statements of operations, stockholders’ equity and cash flow for the period from September 7, 2001 (inception) to December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

In connection with the audit for the above period and through November 6, 2002, there were no disagreements with Rogoff & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rogoff & Company, P.C., would have caused the firm to make reference thereto in their reports on the financial statements for such period.

During the period, through the termination date, Rogoff & Company, P.C. has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K issued by the Securities and Exchange Commission).  The Company has authorized Rogoff & Company, P.C. to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company’s independent auditors.

The Company has provided Rogoff & Company, P.C. with a copy of this Report and, at the request of the Company, Rogoff & Company, P.C. has furnished the letter attached hereto as Exhibit 16 to the Securities and Exchange Commission in which it states that it agrees with the foregoing statements.

Item 7.  Financial Statements and Exhibits.

c.

Exhibits

Exhibit No.

Exhibit

16

Letter from Rogoff & Company, P.C. independent accountants

dated November 6, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSP Onelink, Inc.

By:  /s/ F. William Guerin

       F. William Guerin

Date:  November 6, 2002

       Chairman, Secretary, President, and

                                                                               Chief Executive Officer

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